Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-75622, 33-78532, 333-83237, 333-108805, 333-135145, and 333-150694) and Form S-3 (No. 333-119723) of Albemarle Corporation of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

Richmond, Virginia

February 26, 2010

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